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                                                                    Exhibit 10.1


                INVENTORY REDUCTION AND DEBT REPAYMENT AGREEMENT

         THIS INVENTORY REDUCTION AND DEBT REPAYMENT AGREEMENT ("Agreement") is made as of November 21, 2006 (the "Effective Date"), by and among SUPERIOR GALLERIES, INC. ("Borrower"), and STANFORD INTERNATIONAL BANK, LTD.
("Lender"). Borrower and Lender are jointly referred to as the "Parties."

                                 R E C I T A L S

         A. On October 1, 2003, Borrower entered into that certain Commercial Loan and Security Agreement (the "Loan Agreement") with Stanford Financial Group Company, which assigned its rights to Lender. The Loan Agreement was subsequently amended such that the maximum amount that can currently be borrowed by Borrower under the Loan Agreement is $10,850,000. The principal balance currently outstanding under the Loan Agreement is $10,850,000 (the "Principal Balance").

         B. Borrower desires to transfer, and Lender desires to accept, certain items of Borrower's rare coin inventory, consisting of the coins set forth on Schedule A attached hereto (the "Transferred Coins") in consideration of the Lender's agreement to reduce the balance due by Borrower under the Loan Agreement by $2,408,481.81 (the "Reduction Amount") on the Effective Date.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing recitals and the agreements to the parties contained herein, the parties do hereby agree as follows:

1. TRANSFER; REDUCTION OF PRINCIPAL BALANCE.

     a. TRANSFER OF COINS. Subject to Section 1(c) below, Borrower does hereby transfer, assign and deliver to Lender, and Lender does hereby accept from Borrower, all of Borrower's right, title and interest in and to the Transferred Coins. Except for Transferred Coins that are sold to third parties pursuant to Section 1(c), Borrower shall deliver possession of the Transferred Coins to, or as directed by, Lender no later than November 27, 2006.

     b. REDUCTION OF PRINCIPAL BALANCE.. The consideration for the transfer, assignment and delivery of the Transferred Coins shall be a reduction in the Principal Balance by Lender in the amount of the Reduction Amount. The parties agree that the Reduction Amount represents the fair market value, in the aggregate, of the Transferred Coins. Subject to any adjustment required under Section 1(c) below, Lender hereby agrees, effective immediately, that the Principal Balance of the loan made under the Loan Agreement is reduced by the amount of the Reduction Amount.


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     c.   ADJUSTMENT FOR PRESOLD COINS. The parties acknowledge that prior to the execution of this Agreement, some of the Transferred Coins were being actively marketed to third parties, including in connection with the Santa Clara, California trade show scheduled to close on November 18, 2006, and that as a result offers have been made to sell some of the Transferred Coins to such third parties. No later than November 21, 2006, Borrower shall advise Lender of any Transferred Coins that are sold to third parties pursuant to such offers, and coins that are sold to third parties in this manner shall be excluded from the Transferred Coins. In that case, the Reduction Amount shall be reduced by the Borrower's booked cost of the coins that are excluded in this manner.

2. MISCELLANEOUS.

     a. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     b. COUNTERPARTS. This Agreement may be executed in two counterparts, which taken together shall be deemed a single instrument. Executed copies of this Agreement may be delivered by facsimile transmission, and delivery by such means shall have the same effect as delivery of the executed original agreement.

     c. ENTIRE AGREEMENT. This Agreement includes the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior discussions or agreements concerning such subject matter.

     d. AUTHORIZATION. Each of the parties hereby represents that such party has been fully authorized by all necessary corporate or trust action, as appropriate, in connection with the execution, delivery and performance of this Agreement, and that this Agreement therefore constitutes such party's valid, binding and enforceable agreement.

     IN WITNESS WHERE, the undersigned have executed this Agreement as of the date first set forth above.

          BORROWER:

                                   SUPERIOR GALLERIES, INC


                                   By: /s/ Silvano DiGenova
                                       -----------------------------------------
                                       Silvano DiGenova, Chief Executive Officer


                                   LENDER:

                                   STANFORD INTERNATIONAL BANK, LTD.


                                   By: /s/ James F. Davis
                                       -----------------------------------------
                                       Name: James F. Davis
                                       Its: CFO and Director